PRICING SUPPLEMENT NO. 7 DATED JANUARY 10, 2002       FILED UNDER RULE 424(b)(3)
(TO PROSPECTUS DATED OCTOBER 31, 2001                         FILE NO. 333-63164
AND PROSPECTUS SUPPLEMENT DATED DECEMBER 11, 2001)


                                 $3,000,000,000
                               USA EDUCATION, INC.
                           Medium Term Notes, Series A
                  Due 9 Months or Longer From the Date of Issue

-----------------------------------------------------------------------------------------------------------------
Principal Amount:     $25,000,000          Floating Rate Notes:  |X|           Fixed Rate Notes:  |_|

-----------------------------------------------------------------------------------------------------------------
Original Issue Date:  January 16, 2002     Closing Date:   January 16, 2002    CUSIP Number:     90390M AG5

-----------------------------------------------------------------------------------------------------------------
Maturity Date:        July 25, 2003        Option to Extend         |X| No     Specified Currency:  U.S. Dollars
                                           Maturity:
                                                                    |_| Yes
                                           If Yes, Final Maturity
                                           Date:
-----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
Redeemable at the option of the Company:   |X| No         Redemption Price:                Not Applicable.
-----------------------------------------------------------------------------------------------------------------
                                           |_| Yes        Redemption Dates:                Not Applicable.
-----------------------------------------------------------------------------------------------------------------
Repayment at the option of the Holder: :   |X| No         Repayment Price:                 Not Applicable.
-----------------------------------------------------------------------------------------------------------------
                                           |_| Yes        Repayment Dates:                 Not Applicable.
-----------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FIXED RATE NOTES ONLY:

------------------------------------------------------------------------------------------------------------------------------
         Interest Rate:                             Interest Payment Date(s):

------------------------------------------------------------------------------------------------------------------------------
         Interest Accrual Method:
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FLOATING RATE NOTES ONLY:

------------------------------------------------------------------------------------------------------------------------------
Floating Rate Index:
------------------------------------------------------------------------------------------------------------------------------
                  |_| CD Rate                                Index Maturity: Three Months, except for the initial
                                                                             Interest Period for which the Index Maturity
                                                                             shall be 1 Week.
------------------------------------------------------------------------------------------------------------------------------
                  |_| Commercial Paper Rate
------------------------------------------------------------------------------------------------------------------------------
                  |_| CMT Rate                               Spread: 8 basis points (.08%).
------------------------------------------------------------------------------------------------------------------------------
                  |_| Federal Funds Rate
------------------------------------------------------------------------------------------------------------------------------
                  |X| LIBOR Telerate                         Initial Interest Rate: TBD.
------------------------------------------------------------------------------------------------------------------------------
                  |_| LIBOR Reuters
------------------------------------------------------------------------------------------------------------------------------
                  |_| Prime Rate                             Interest Rate Reset Period: Quarterly.
------------------------------------------------------------------------------------------------------------------------------
                  |_| 91-Day Treasury Bill Rate

------------------------------------------------------------------------------------------------------------------------------
Reset Date(s): Each January 25th, April 25th, July 25th      Interest Payment  Each January 25th, April 25th, July 25th
               and October 25th during the term of the       Date(s):          and October 25th  during the term of the
               Notes, beginning January 25, 2002, subject                      Notes, beginning January 25, 2002, subject
               to following business day convention.                           to following business day convention.

------------------------------------------------------------------------------------------------------------------------------
Interest Determination   2 London and New York Business        Interest Period:   From and including the previous Interest
Date:                   Days prior to the related Reset                           Payment Date (or Original Issue Date, in
                        Date.                                                     the case of the first Interest Accrual
                                                                                  Period) to but excluding the current
                                                                                  Interest Payment Date (or Maturity  Date,
                                                                                  in the case of the last  Interest Accrual
                                                                                  Period).
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Lock-in Period Start Date: Not Applicable.          Accrual Method: Actual/360.

------------------------------------------------------------------------------------------------------------------------------
Maximum Interest Rate: Not Applicable.              Minimum Interest Rate: Not Applicable.
------------------------------------------------------------------------------------------------------------------------------

Form:                 Book-entry.

Denominations:        $1,000 minimum and integral multiples of $1,000 in excess
                      thereof.

Trustee:              JPMorgan Chase Bank, formerly known as The Chase Manhattan
                      Bank.

Issue Price:          100%.

Agent's Commission:   0.03%.

Net Proceeds:         $24,992,500.

Agent:                Credit Suisse First Boston Corporation.


  OBLIGATIONS OF USA EDUCATION, INC. AND ANY SUBSIDIARY OF USA EDUCATION, INC. ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA.
     NEITHER USA EDUCATION, INC. NOR ANY SUBSIDIARY OF USA EDUCATION, INC.
             (OTHER THAN STUDENT LOAN MARKETING ASSOCIATION) IS A
             GOVERNMENT-SPONSORED ENTERPRISE OR AN INSTRUMENTALITY
                        OF THE UNITED STATES OF AMERICA.